Exhibit (d)

EXHIBIT (d)

SECURITIES OF THE REGISTRANT OUTSTANDING AS OF JUNE 30, 2014

Data provided in relation to the Securities of Registrant outstanding as of June 30, 2014 are audited figures.

Outstanding Domestic A$ Indebtedness of the Registrant as at June 30, 2014

Coupon Rate (% per annum)		Face Value (A$)	Market Value (A$)	Date of Maturity
2.75		1,608,275,800	1,629,691,600	8-Jul-14
5.50		678,412,000	695,832,315	1-Aug-14
6.00		2,507,400,000	2,607,779,612	1-Apr-15
6.00		4,109,925,000	4,406,139,216	1-Apr-16
4.00		4,367,134,100	4,564,831,043	20-Feb-17
5.50		1,436,203,000	1,565,472,106	1-Mar-17
6.00		6,047,054,000	6,822,925,685	1-Feb-18
3.50		3,763,111,800	3,857,382,878	20-Mar-19
6.00		1,197,721,200	1,371,467,802	1-Apr-19
6.00		6,353,992,000	7,313,629,968	1-May-20
6.00		136,814,000	158,061,697	1-Jun-20
3.75*		2,089,945,000	2,461,425,651	20-Nov-20
4.00		2,108,500,000	2,189,629,011	8-Apr-21
6.00		6,333,450,000	7,468,866,009	1-Mar-22
4.00		3,129,640,000	3,208,314,566	20-Apr-23
6.00		1,486,432,000	1,764,706,779	1-May-23
5.00		5,527,250,000	6,144,396,663	20-Aug-24
2.75*		3,438,419,250	3,917,540,531	20-Nov-25
6.00		409,244,000	495,092,284	1-May-30
2.50*		1,227,878,400	1,357,759,831	20-Nov-35
Various		4,089,088,162	4,083,618,873	Various 2014
Various		37,880,627	38,898,815	Various 2015
Various		38,411,000	40,778,271	Various 2016
Various		81,030,181	82,308,693	Various 2017
Various		395,000,295	418,844,213	Various 2018
Various		3,000,000	2,556,946	Various 2019
Various		3,000,000	2,449,461	Various 2020
Various		8,329,420	8,261,590	Various 2021
Various		6,767,744	6,198,408	Various 2022
Various		7,209,611	6,533,565	Various 2023
Various		3,120,000	2,147,299	Various 2024
Various		3,000,000	1,922,258	Various 2025
Various		3,000,000	1,821,792	Various 2026
Various		3,000,000	1,728,935	Various 2027
Various		10,000,000	9,692,151	Various 2028
Various		1,000,000	519,067	Various 2029
Various		1,000,000	492,106	Various 2030
Various		1,000,000	468,157	Various 2031
Various		1,000,000	445,020	Various 2032
Various		1,000,000	422,942	Various 2033
2.88	Floating Rate Notes	281,000,000	282,615,627	9-Feb-15
2.60	Floating Rate Notes	250,000,000	250,456,970	24-Aug-15

Coupon Rate (% per annum)		Face Value (A$)	Market Value (A$)	Date of Maturity
2.77	Floating Rate Notes	2,500,000,000	2,520,618,835	8-Apr-16
2.73	Floating Rate Notes	1,250,000,000	1,252,753,532	20-Sept-18

Total Domestic A$ Indebtedness		66,934,638,590	73,017,498,773

*	Bonds are capital indexed bonds

Outstanding Foreign Currency Denominated Offshore Indebtedness of

the Registrant as at June 30, 2014

Year of Issue	Currency	A$ Face Value	Coupon		Maturity	A$ Market Valuation
2002	JPY	1,046,901	0	*	May 22, 2032	1,064,358
2002	JPY	1,046,901	0	*	Dec 17, 2032	1,055,582
2003	JPY	10,469,012	0	*	Mar 15, 2033	10,648,119
2003	JPY	10,469,012	0	*	Mar 17, 2033	10,598,281
2009	GBP	452,324,950	5.00%		Feb 25, 2039	610,779,269
2009	JPY	157,035,176	2.60%		Apr 15, 2039	207,620,272
2011	CHF	154,946,365	2.39%		Apr 26, 2041	189,014,532
2014	NZD	109,972,041	0	**	Various 2014	109,720,530
2014	USD	185,893,350	0	**	Various 2014	185,876,185
2014	EUR	260,869,565	0	**	Jul 14, 2014	260,864,434
2014	GBP	11,760,449	0	**	Jul 16, 2014	11,757,937
2014	CAD	11,949,811	0	**	Aug 05, 2014	11,935,182

Total		1,367,783,533				1,610,934,681

*	Debt issued in the form of power reverse dual currency bonds, in which any coupon is linked to a specific formula.
**	Short term borrowings held for liquidity purposes.

Outstanding A$ Offshore Indebtedness of

the Registrant

Global A$ Bonds

As at June 30, 2014

Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
5.50	Aug 1, 2014	462,478,000	474,353,545
5.50	Mar 1, 2017	661,254,000	720,771,849
6.00	Apr 1, 2019	63,960,000	73,238,314

Total		1,187,692,000	1,268,363,708

A$ Euro Medium Term Notes

As at June 30, 2014

Year of Issue	Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
2009	1.00%	Sep 2, 2019	19,000,000	17,049,692
1990	0.00%	Nov 23, 2020	237,010,000	191,919,504
	0.50%	Sep 14, 2022	203,000,000	156,944,048
	0.50%	Oct 7, 2022	76,000,000	58,580,940
	0.50%	Oct 28, 2022	51,000,000	39,202,810

Year of Issue	Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
	0.50%	Nov 18, 2022	64,000,000	49,060,114
	0.50%	Dec 16, 2022	56,000,000	42,769,133
	0.50%	Feb 2, 2023	56,000,000	42,637,282
	0.50%	Mar 30, 2023	50,000,000	37,785,036

Total			812,010,000	635,948,559

The Registrant raises funds in both the domestic and international capital markets, with the market value of borrowings under management as at June 30, 2014 of A$71.9 billion which includes A$2.9 billion of offshore debt based on the prevailing rates of exchange at June 30, 2014. The Registrant hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

The following table shows at June 30, 2014 the amount of principal of the Registrant’s outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by authorities for which debt service responsibility has been assumed by the Registrant.

	(A$ million)
	0-3 months	3-12 months	1-5 years	Over 5 years	Total
Offshore Debt	516	57	947	2,201	3,721
Domestic Debt	3,133	4,863	34,547	40,688	83,231

Total	3,649	4,920	35,494	42,889	86,952

Exchange Rate of the Australian Dollar

Exchange rates as at June 30, 2014 used to calculate the A$ Face Value and the A$ Market Valuation of outstanding foreign currency denominated debt of the Registrant for the major currencies in which such debt is denominated, expressed as an Australian dollar against the foreign currency equivalent, are shown in the table below:

Currency as at June 30	2014
Japanese Yen	95.52
GB Pounds	0.5527
CHF Francs	0.8390
EUR Euro	0.69
NZD Dollar	1.073
US Dollar	0.9414
CAD Dollar	1.0042

Source: Thomson Reuters Daily Mid-Rates

The historical exchange rates for the major currencies in which debt of the Registrant is denominated, expressed as an Australian dollar against foreign currency equivalent, are shown in the table below:

Currency as at June 30	2009	2010	2011	2012	2013	2014
US Dollar	0.8114	0.8523	1.0739	1.0191	0.9275	0.9420
Japanese Yen	77.76	75.46	86.33	80.89	91.64	95.43
GB Pounds	0.4872	0.5666	0.6667	0.6529	0.6072	0.5531
CHF Francs	0.8779	0.9224	0.8927	0.9722	0.8754	0.8396

Source: Reserve Bank of Australia

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